Exhibit 10.5(b)

SECOND AMENDING AGREEMENT TO COMMITMENT LETTER

between

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee of
Paramount Energy Trust
(as Borrower)

and

PARAMOUNT ENERGY OPERATING CORP., as Trustee of
Paramount Operating Trust
(the “Guarantor”)

and

BANK OF MONTREAL,
CANADIAN IMPERIAL BANK OF COMMERCE and
THE BANK OF NOVA SCOTIA
(as Lenders)

and

BANK OF MONTREAL
(as Agent for the Lenders)

Dated as of November 29, 2002

        THIS SECOND AMENDING AGREEMENT TO COMMITMENT LETTER is dated and effective as of the 29th day of November, 2002.

AMONG:

COMPUTERSHARE TRUST COMPANY OF CANADA as Trustee of Paramount Energy Trust (the “Borrower”)

AND:

PARAMOUNT ENERGY OPERATING CORP., as Trustee of Paramount Operating Trust (the “Guarantor”)

AND:

BANK OF MONTREAL, CANADIAN IMPERIAL BANK OF COMMERCE and THE BANK OF NOVA SCOTIA (collectively, in their capacities as Lead Arrangers and Lenders called the “Lenders”)

AND:

BANK OF MONTREAL in its capacity as agent for the Lenders (the “Agent”)

WHEREAS:

1.                  Bank of Montreal, Canadian Imperial Bank of Commerce and The Bank of Nova Scotia (each in its capacity as a Lender), Bank of Montreal (in its capacity as Agent and as a Lead Arranger) and the Borrower and the Guarantor are parties to a letter agreement dated as of August 15, 2002, as amended by a First Amending Agreement dated as of September 30, 2002 (as so amended, the “Commitment Letter”); and

2.                  The Borrower and Guarantor wish to obtain the consent and agreement of the Lenders to amend the Commitment Letter.

                      NOW THEREFORE, in consideration of the premises, the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.                  Definitions

                      Capitalized terms used herein, including the recitals hereto, shall have the meanings ascribed thereto in the Commitment Letter, unless otherwise defined herein.

2.                  Amendments to Commitment Letter

                      The Commitment Letter is amended in the section entitled “Conditions Applicable to Commitments” on page 3 thereof by deleting the reference in the final paragraph of that section to “November 29, 2002” and inserting “January 31, 2003”.

3.                     Acknowledgement

                        Each of the Borrower and the Guarantor hereby acknowledge that:

(a)	CIBC World Markets Inc. (“CIBCWM”) and BMO Nesbitt Burns Inc. (“BMONB”) (collectively, the “Advisors”) are respectively, directly or indirectly, subsidiaries of Canadian Imperial Bank of Commerce (“CIBC”) and BMO (the Agent, BMO, CIBC and the Advisors collectively called the “Related Parties”), and the Lenders are the lenders to PRL pursuant to a credit agreement between PRL and the Lenders dated as of June 28, 2002 (as amended from time to time, the “PRL Credit Agreement”) and BMONB and CIBCWM are the “Dealer Managers” in respect of the Rights Issue. In such capacities the Related Parties have provided, and are expected to continue to provide, advice and services to the Borrower, the Guarantor, PRL and the Borrowing Base Subsidiaries (as defined in the PRL Credit Agreement) in relation to the PRL Credit Agreement (the “PRL Matters”), and in relation to the Rights Offering, the Distribution, the Conveyances, the Rights Exercise Agreement, this Commitment Letter and various related matters (collectively the “Trust Matters”);

(b)	BMO and CIBC are lenders to POG, Treherne Resources Ltd., 409790 Alberta Ltd. and Clayton Riddell (collectively, the “POG Parties”) in respect of loan facilities which may be utilized in respect of the Rights Issue and which are the subject matter, in part, of the Rights Exercise Agreement (collectively the “POG Matters”);

(c)	ScotiaCapital Inc. is, directly or indirectly, a subsidiary of BNS (together, the “BNS Parties”) and has provided and may in the future provide advice as advisor to the “Special Committee” of the board of directors of PRL which was formed, inter alia, to consider the Rights Issue, the Distribution and the Conveyances and to provide assessments as to the fairness of such transactions to PRL and the Borrowing Base Subsidiaries;

(d)	conflicts of interest in respect of the various different capacities of the Related Parties and BNS Parties and their relationships with the Borrower, the Guarantor, PRL, the Borrowing Base Subsidiaries and the POG Parties may have arisen and may arise up to and including the end of the “Operative Period”. For the purposes of this Amending Agreement, the “Operative Period” is any time prior to the completion of the Conversion Event in full;

(e)	there has been in the past, and may be up to the end of the Operative Period, a sharing among the Related Parties, and by the Advisors with the BNS Parties, of confidential information of the Borrower and the Guarantor in respect of PRL Matters and Trust Matters and a sharing of confidential information of the Borrower and the Guarantor in respect of POG Matters among the Related Parties; and

(f)	the involvement and actions, up to the end of the Operative Period, of the Related Parties and BNS Parties in such capacities, including the retention of the Advisors, has been and will continue to be in the best interests of the Borrower and the Guarantor.

The Borrower and the Guarantor further expressly:

(A)	consent to and waive any right to take issue with any past, present or (up to the end of the Operative Period) future actual or apparent conflicts of interest arising from any of the circumstances referenced above;

(B)	consent to and waive any right to take issue with any past, present or (up to the end of the Operative Period) future sharing of confidential information of the Borrower and the Guarantor among the Related Parties in respect of the PRL Matters, Trust Matters and POG Matters and by the Advisors with the BNS Parties in respect of PRL Matters and Trust Matters;

(C)	undertake not to retract or withdraw this waiver and consent at any time in the future; and

(D)	release the Related Parties and BNS Parties from any rights, claims, actions or causes of action that the Borrower or the Guarantor may have against any of the Related Parties and BNS Parties in respect of any of the matters referred to in paragraphs (d) and (e) above.

4.                        Amendments to Summary of Terms and Conditions

The definition of “Conversion Event” in Schedule “A” to the Summary of Terms and Conditions attached to the Commitment Letter is amended by deleting subsections (f) and (g) thereof and replacing them with the following:

"(f)	the completion of the purchase and sale of the Assets by POT such that POT has become the beneficial owner thereof and PRL has received cash net proceeds therefrom of not less than

(i)	Cdn. $220,000,000 in the case of the exercise of 100% of all rights exercisable by Unitholders of the Borrower pursuant to the Rights Issue;

(ii)	Cdn. $163,000,000 in the case of the exercise of 75% of all such rights;

(iii)	Cdn. $107,000,000 in the case of the exercise of 50% of such rights; or

(iv)	in the case of the exercise of any other percentages between such percentages, an amount as determined by the Lenders, acting reasonably, using comparable methodology as used by them in determining the foregoing amounts;

plus, in each case, interest on the applicable purchase price pursuant to Section 2.05 of each of the Take-Up Agreement and Initial Assets Purchase Agreement (as defined in the PRL Credit Agreement) and less, in each case, accounting adjustments in respect of accumulated revenues attributable to the Assets (to the extent in favour of the POT) required pursuant to Article 14 of each of the Take-Up Agreement and Initial Assets Purchase Agreement;

(g)	the repayment in full in cash by the Borrower of the PET Note;”

5.                        Representations and Warranties

Each of the Borrower and the Guarantor hereby represents and warrants to and in favour of the Agent and the Lenders that this Amending Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms.

6.                        Miscellaneous

(a)	This Amending Agreement shall, notwithstanding its actual date of execution, be effective as of November 29, 2002.

(b)	Save and except as amended aforesaid, the Commitment Letter remains in full force and effect and unamended and time remains of the essence thereunder, as amended hereby.

(c)	For the purposes of the Commitment Letter, this Amending Agreement shall be read together with the Commitment Letter as one instrument.

(d)	This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

(e)	This Amending Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Amending Agreement to be duly executed as of the date referenced above.

BANK OF MONTREAL		BANK OF NOVA SCOTIA

Per:		Per:

	Name: Randall Johnson Title: Managing Director		Name: Richard Lee Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE

Per:

Name: Glenn Kalyniuk Title: Director, Commercial Credit

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee of Paramount Energy Trust, by its agent Paramount Energy Operating Corp.		PARAMOUNT ENERGY OPERATING CORP., as Trustee of Paramount Operating Trust, and in its own right

By:		By:

	Name:		Name:

	Title:		Title: